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                                                                   EXHIBIT 99(p)


                                THE PRAIRIE FUND

                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17j-1
                             EFFECTIVE JANUARY 2001

The Prairie Fund (the "Fund") is confident that its officers, Trustees and other persons involved with the Fund's business act with integrity and good faith. The Fund recognizes, however, that personal interests may conflict with the Fund's interests where officers, Trustees and certain other persons:

         o  Know about the Fund's present or future portfolio transactions; or

         o  Have the power to influence the Fund's portfolio transactions; and

         o  Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Fund has adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of UNDERLINED terms used throughout the Code are included in Appendix I.

I.       ABOUT THIS CODE OF ETHICS

         A.       WHO IS COVERED BY THE CODE?

         The Fund's ACCESS PERSONS are covered under this Code. The Fund's ACCESS PERSONS generally are:

         o  All Trustees of the Fund, both INTERESTED and INDEPENDENT;

         o  All FUND OFFICERS; and

         o Natural persons in a CONTROL relationship to the Fund who obtain information concerning recommendations about the PURCHASE OR SALE of a security by the Fund ("Natural CONTROL Persons").


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         B.       WHAT RULES APPLY TO ME?

                  This Code sets forth specific prohibitions and restrictions. They apply to all ACCESS PERSONS of the Fund except where otherwise noted. The Code also sets out reporting requirements for ACCESS PERSONS. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

         o  INDEPENDENT TRUSTEES                            Part A

         o  INTERESTED TRUSTEES and FUND OFFICERS           Part B

         o  Natural CONTROL Persons                         Part C

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Fund by its shareholders, and because the Fund believes that its operations should benefit its shareholders, the Fund has adopted the following principles to be followed by its ACCESS PERSONS:

         A. The interests of the Fund"s shareholders are paramount. You must place shareholder interests before your own.

         B. You must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between your personal interests and the interests of the Fund or its shareholders.

         C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.

III.     GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         ACCESS PERSONS may not, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Fund (or any series thereof):

         A.       Employ any device, scheme or artifice to defraud the Fund;

         B. Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or



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         D.       Engage in any manipulative practice with respect to the Fund.

IV.      PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS

         A. BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS (not applicable to INDEPENDENT TRUSTEES).

                  This restriction applies to: (i) ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by the Fund or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES and (ii) Natural CONTROL Persons.

                  These persons may not PURCHASE OR SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP ON THE SAME DAY as the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by the Fund (or any series thereof).

         B. PROHIBITION ON SELLING RECENTLY ACQUIRED SECURITIES (not applicable to INDEPENDENT TRUSTEES).

                  This prohibition applies to: (1) ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by the Fund; or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES and (ii) Natural CONTROL Persons. These persons may not sell a SECURITY within 60 days of acquiring that Security.

         C. PRE-APPROVAL FOR IPOS AND LIMITED OFFERINGS (not applicable to INDEPENDENT TRUSTEES).

                  This restriction applies to: (i) ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF any securities by a Fund and (ii) Natural CONTROL Persons. These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

         D.       LIMITS ON ACCEPTING OR RECEIVING GIFTS.

                  ACCESS PERSONS cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with


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                  the Fund"s (or any series thereof) entry into a contract,
                  development of an economic relationship, or other course of dealing by or on behalf of the Fund.

V.       REPORTING REQUIREMENTS

         Subject to Section X hereof, ACCESS PERSONS of the Fund must comply with the reporting requirements set forth in Parts A-C.

VI.      REVIEW AND ENFORCEMENT OF THE CODE

         A.       APPOINTMENT OF A REVIEW OFFICER.

                  A review officer ("Review Officer") will be appointed by the Fund"s President to perform the duties described herein.

         B.       THE REVIEW OFFICER"S DUTIES AND RESPONSIBILITIES.

                  (1) The Review Officer shall notify each person who becomes an ACCESS PERSON of the Fund and who is required to report under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

                  (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund"s completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

                  (3) If the Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the President and legal counsel ("Counsel") for the Fund. The President and Counsel will determine whether the person violated the Code.

                  (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.


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                  (5)      The Review Officer will submit his or her own
                           reports, as may be required pursuant to Parts A-C hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer"s reports.

                  (6) The Review Officer will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of securities offered in connection with an IPO or LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

         C.       RESOLUTION; SANCTIONS.

                  If the President and Counsel determine that a person has violated the Code pursuant to paragraph B. (3) above, the President will approve a proposed resolution of the situation and submit the proposed resolution, with a report on the violation, to the Board at the next regularly scheduled Board meeting unless, in the President"s sole discretion, circumstances warrant an earlier report. In lieu of proposing a resolution to the Board, the President may, if appropriate, impose upon the person a resolution and/or sanctions that the President deems appropriate.

VII.     ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the Review Officer, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide WRITTEN reports to the Fund"s Board of Trustees as follows:

         A. ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

         B. The Review Officer, President, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         C. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Fund, investment adviser(s) (including any sub-advisers), and principal underwriter(s) have adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their code of ethics.


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VIII.    INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

A.       GENERAL PRINCIPLE: OVERLAPPING RESPONSIBILITIES.

                  A person who is BOTH an ACCESS PERSON of the Fund and an access person of an investment adviser to or principal underwriter for the Fund is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These ACCESS PERSONS, however, remain subject to the principles and prohibitions in Sections II and III hereof.

         B.       OVERLAP WITH ADMINISTRATOR'S CODE OF ETHICS.

                  A person who is both an ACCESS PERSON of the Fund and subject to the Fund administrator's code of ethics that complies with the principles in and the reporting requirements under Rule 17j-1 may not be required to report under both codes of ethics. ACCESS PERSONS of the Fund seeking to comply with the reporting and other requirements in an administrator's code of ethics in lieu of those in this Code must notify the Review Officer. Such ACCESS PERSONS shall remain subject to the principles and prohibitions in Sections II and III (A) and (B) hereof; and the administrator must comply with this Section VIII hereof and paragraph C below.

         C.       PROCEDURES.

                  Each such investment adviser, principal underwriter and administrator of the Fund must:

                  (1) Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

                  (2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

                  (3) Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under Section VII.C. above.

IX.      RECORDKEEPING

         The Fund will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.


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         A.       A copy of this Code and any other code adopted by the Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

         F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval is granted.


X.       MISCELLANEOUS

         A. CONFIDENTIALITY. All reports and other information submitted to the Fund pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         B. INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

         C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.



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                                     PART A

                              INDEPENDENT TRUSTEES

I.       QUARTERLY TRANSACTION REPORTS

         (A) Quarterly reports of individual SECURITIES transactions are required ONLY IF you KNEW at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee SHOULD HAVE known, that during the 15-day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by the Fund (or any series thereof).

                  The "SHOULD HAVE KNOWN" standard does not:

                  o        imply a duty of inquiry;

                  o presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's (or a series) investment strategies; or

                  o impute knowledge from your awareness of the Fund's (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

         (B) If one or more of your transactions fall within the criteria set forth in Section I. (A) above, for each quarter, you must report your specific SECURITIES transactions effected, as well as specific securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

         (C) If you had no reportable transactions or opened any securities accounts during the quarter, you are NOT required to submit a report.

         (D) You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.



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II.      WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         Subject to Section I. (A) above, you must report those applicable transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report the account you established during the quarter in which the applicable securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

         (C) Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

         (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

         (E)      Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.



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